PROSPECTUS SUPPLEMENT NO. 1	Filed pursuant to Rule 425(b)(5)
(TO PROSPECTUS DATED JUNE 9, 2006)	Registration Statement No. 333-134879
11,400,000 Shares
Common Stock
Questcor Pharmaceuticals, Inc.

     December 7, 2006
     We are offering up to 10,510,000 shares of our common stock at a price per share of $1.20 to unaffiliated institutional investors and 890,000 shares of our common stock at a price per share of $1.45 to persons who may be deemed to be our affiliates who participate in this offering.
     Our common stock is listed on the American Stock Market under the symbol “QSC.” On December 7, 2006, the last reported sale price of our common stock on the American Stock Exchange was $1.64 per share.
     We have retained BMO Capital Markets Corp. to act as the exclusive placement agent for us in connection with the shares offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay BMO Capital Markets Corp. the aggregate placement agent fees set forth in the table below. The placement agent is not purchasing or selling any of these shares nor is it required to sell any specific number or dollar amount of shares, but will use commercially reasonable efforts to arrange for the sale of the shares of common stock offered by this prospectus supplement. Please see the section entitled “Plan of Distribution” in this prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering
Offering price to unaffiliated institutional investors	$1.20	$12,612,000
Offering price to our affiliates participating in the offering (1)	$1.45	$1,290,500
Placement agent fees	(2)	$(2)
Proceeds, before expenses, to us	$1.15	$13,068,350

(1)	Persons who may be deemed to be our affiliates who participate in the offering will pay a price per share equal to the average closing price of our common stock for the five trading days prior to (and including) the pricing of the offering.

(2)	We will pay placement agent fees of $0.07 per share ($756,720 in aggregate) of common stock for shares sold to unaffiliated institutional investors and $0.09 per share ($77,430 in aggregate) to persons who may be deemed to be our affiliates who participate in the offering.
     We expect the total offering expenses, excluding placement agent fees, to be approximately $400,000 for all sales pursuant to the prospectus supplemented by this prospectus supplement. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.
     Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus to read about risks you should consider carefully before buying shares of our common stock.

BMO Capital Markets

Prospectus Supplement
Base Prospectus

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in the accompanying prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the prospectus or that any document that we incorporated by reference in the accompanying prospectus is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
     This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” contained in this prospectus supplement and the financial statements and the other information that we incorporated by reference in the accompanying prospectus, before making an investment decision.
     This prospectus supplement supplements the accompanying prospectus filed with our registration statement on Form S-3 (registration file no. 333-134879) as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, no par value, from time to time in one or more offerings up to a total dollar amount of $25,000,000.
     This prospectus supplement describes the specific terms of this offering and the accompanying prospectus gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
     Unless the context otherwise requires, references to “we”, “us” or the “Company” in this prospectus supplement and accompanying prospectus shall refer to Questcor Pharmaceuticals, Inc. Generally, when we refer to this “prospectus” we are referring to both this prospectus supplement and the accompanying base prospectus combined.
ABOUT QUESTCOR
     We are a specialty pharmaceutical company that focuses on novel therapeutics for the treatment of diseases and disorders of the central nervous system (“CNS”). We own two commercial CNS products, H.P. Acthar® Gel (“Acthar”) and Doral®. We acquired the rights to Doral (quazepam) in the United States in May 2006. Acthar (repository corticotropin injection) is an injectable drug that is approved for the treatment of certain CNS disorders with an inflammatory component, including the treatment of flares associated with multiple sclerosis (“MS”), and is also used in treating patients with infantile spasm, an epileptic syndrome. Doral is indicated for the treatment of insomnia, characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings, which occurs frequently in patients with CNS diseases and disorders.
     Our strategy is to (i) acquire or license commercial products that we believe have sales growth potential, are promotionally responsive to a focused and targeted sales and marketing effort, complement our therapeutic focus on neurology and can be acquired or licensed at a reasonable valuation relative to our cost of capital, (ii) develop through corporate collaborations new medications focused on our target markets that would generally require lower capital investment when compared to traditional pre-clinical development programs, and (iii) co-promote selected CNS commercial products of other pharmaceutical companies.
     On November 27, 2006, we announced the initiation of patient dosing under our investigational new drug (IND) application with the U.S. Food & Drug Administration (FDA) for QSC-001, a unique orally disintegrating tablet (ODT) formulation of hydrocodone bitartrate and acetaminophen (HB/APAP) for the treatment of moderate to moderately severe pain. QSC-001 was formulated for us by Eurand and will utilize Eurand’s proprietary Microcaps(R) taste-masking and AdvaTab(TM) ODT technologies. We own the world-wide rights to commercialize QSC-001 and Eurand will exclusively supply the product and receive a royalty on product sales. HB/APAP, in its variety of strengths, is one of the most frequently prescribed products in the United States with over 100 million prescriptions written in the past year according to Wolters Kluwer. HB/APAP is one of the five most frequently prescribed products by Neurologists, who accounted for over one million prescriptions. There are currently no ODT formulations of HB/APAP available in the United States. We expect to file the QSC-001 New Drug Application with the FDA in the second half of 2007. Eurand will receive milestone payments upon the achievement of certain development milestones.

     More comprehensive information about our products and us is available through our worldwide web site at www.questcor.com. The information on our website is not incorporated by reference into this prospectus. Our main offices are located at 3260 Whipple Road, Union City, California 94587, and our telephone number is (510) 400-0700.

THE OFFERING

Common stock offered by us:	11,400,000

Common stock outstanding before the offering:	57,216,721

Common stock to be outstanding after the offering:	68,616,721

Use of proceeds:	We currently anticipate that the net proceeds from the sale of the common stock will be used for funding the acquisition of businesses, technologies or products that complement our current business; product development and licensing activities; working capital, capital expenditures and other general corporate purposes. Please see the section entitled “Use of Proceeds”.

American Stock Exchange Symbol:	QSC
          The information above is based on 57,216,721 shares of our common stock outstanding as of September 30, 2006. This number does not include the following as of September 30, 2006:
•	7,342,945 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, with a weighted average exercise price of $0.83 per share;

•	6,435,044 shares of common stock available for future grants under our equity incentive plans;

•	1,369,214 shares of common stock available for issuance under our employee stock purchase plan;

•	2,155,715 shares of common stock issuable upon the conversion of outstanding Series A preferred stock;

•	613,938 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.32 per share; and

•	127,676 shares of common stock issuable upon the exercise of outstanding placement agent options granted in connection with a previous financing, with an exercise price of $0.64 per share.

RISK FACTORS
     Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 30, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to this Offering
Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.
          We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
Substantial future sales of our common stock in the public market may depress our stock price and make it difficult for you to recover the full value of your investment in our shares.
          As of September 30, 2006, we had approximately 57.2 million shares of common stock outstanding. The market price of our common stock could drop due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of common stock.
Investors in this offering will pay a much higher price than the book value of our stock.
          If you purchase common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value, after giving effect to the sale by us of 11,400,000 shares of common stock offered in this offering at the price to unaffiliated institutional investors of $1.20 per share and the price to persons who may be deemed to be our affiliates who participate in this offering of $1.45 per share.
Some provisions of our charter documents may make takeover attempts difficult, which could depress the price of our stock and inhibit your ability to receive a premium price for your shares.
          Certain provisions of our articles of incorporation, our bylaws, and California law could delay or prevent a third party from acquiring us, even if doing so might be beneficial to our shareholders. Some of these provisions:
•	authorize the issuance of preferred stock which can be created and issued by the board of directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of common stock; and

•	prevent a merger with a shareholder owning shares of the our capital stock representing more than 50% of the more than 50% of the voting power of all our stock.
          We have also implemented a shareholder rights plan which could delay or prevent a third party from acquiring us.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.
          You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.
          We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including, without limitation, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus.
USE OF PROCEEDS
          We expect the net proceeds from this offering to be up to approximately $13 million after deducting fees due to the placement agent and our estimated offering expenses, as described in “Plan of Distribution.” The net proceeds from this offering will be used for general corporate purposes, which may include:
•	funding the acquisition of businesses, technologies or products that complement our current business;

•	funding product development and licensing activities; and

•	working capital, capital expenditures and other general corporate purposes.
          Our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending these uses, we may temporarily use the net proceeds to make short-term investments in accordance with our Investment Policy approved by our Audit Committee.

DILUTION
          Our net tangible book value on September 30, 2006 was approximately $3.4 million, or approximately $0.06 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Without taking into account any other changes in our net tangible book value after September 30, 2006, other than to give effect to our receipt of the estimated proceeds from the sale of the maximum number of shares issuable in this offering (11,400,000 shares) at a weighted average offering price of $1.22 per share, less the fees due to the placement agent and our estimated offering expenses, our net tangible book value as of September 30, 2006, after giving effect to the items above, would have been approximately $16.1 million, or $0.23 per share. This represents an immediate increase in the net tangible book value of $0.17 per share to existing stockholders and an immediate weighted average dilution of $0.99 per share to new investors. The following table illustrates this per share dilution:

Weighted average offering price per share (1)		$1.22
Net tangible book value per share as of September 30, 2006	$0.06
Increase in net tangible book value per share attributable to this offering	0.17

Pro forma net tangible book value per share as of September 30, 2006, after giving effect to the offering		0.23

Weighted average dilution per share to new investors in the offering		$0.99

(1)	Represents the weighted-average per share price being paid by unaffiliated institutional investors ($1.20) and by persons who may be deemed to be our affiliates who participate in this offering ($1.45).
          The above table is based on 57,216,721 shares of our common stock outstanding as of September 30, 2006 (as adjusted for 11,400,000 shares to be issued in this offering) and excludes, as of September 30, 2006:
•	7,342,945 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, with a weighted average exercise price of $0.83 per share;

•	6,435,044 shares of common stock available for future grants under our equity incentive plans;

•	1,369,214 shares of common stock available for issuance under our employee stock purchase plan;

•	2,155,715 shares of common stock issuable upon the conversion of outstanding Series A preferred stock;

•	613,938 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.32 per share; and

•	127,676 shares of common stock issuable upon the exercise of outstanding placement agent options granted in connection with a previous financing, with an exercise price of $0.64 per share.
          To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, additional shares of common stock are issued under our employee stock purchase plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

PLAN OF DISTRIBUTION
          We are offering the shares of common stock through a placement agent. Subject to the terms and conditions contained in the placement agency agreement, dated December 7, 2006, BMO Capital Markets Corp. has agreed to act as the exclusive placement agent for the sale of up to 11,400,000 shares of our common stock. The placement agent is not purchasing or selling any shares by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of sell any specific number or dollar amount of the shares, but has agreed to use commercially reasonable efforts to arrange for the sale of all of the shares offered hereby. We will enter into purchase agreements directly with the investors in connection with this offering.
          The placement agent proposes to arrange for the sale to one or more purchasers, of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus, through direct purchase agreements between the purchasers and us. We will pay the placement agent a total commission equal to 6.0% of the gross proceeds of the sales of shares of common stock.
          The following table shows the per share and total commissions we will pay to the placement agent in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby:

Per share for sales to unaffiliated institutional investors	$0.07
Per share for sales to our affiliates who participate in this offering	$0.09
Maximum offering total	$834,150
          Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.
          Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the purchase agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase shares is subject to conditions set forth in the purchase agreement as well, which also may be waived.
          We currently anticipate that the sale of up to 11,400,000 shares will be completed on December 13, 2006. We estimate the total expenses of this offering which will be payable by us, excluding the commissions, will be approximately $400,000.
          We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act of 1933, as amended.
          The placement agency agreement with BMO Capital Markets Corp. is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the consummation of this offering. The placement agent has performed advisory services for us from time to time for which it has received customary fees and expenses. The placement agent may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of its business.
          In order to facilitate the offering of the common stock, the placement agent may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The placement agent is not required to engage in these activities and if commenced, may end any of these activities at any time. Neither we nor the placement agent make any representation or prediction as to the effect that these transactions may have on the market price of our common stock. These transactions may occur on The American Stock Exchange or otherwise.
LEGAL MATTERS
          The validity of the common stock being offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS
          The consolidated financial statements and financial statement schedule for the year ended December 31, 2005 of Questcor Pharmaceuticals, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of Odenberg, Ullakko, Muranishi & Co. LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 that are included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
          We have filed a registration statement on Form S-3 with the SEC with respect to the common stock covered by this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.
          We are subject to the informational requirements of the Exchange Act and in accordance therewith file periodic reports, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. You may also read our filings at the SEC’s web site at http://www.sec.gov.
INCORPORATION BY REFERENCE
          The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file subsequently with the SEC will automatically update and supercede this prospectus. We incorporate by reference the following documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering of common stock is terminated, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed filed and not incorporated by reference herein:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC on March 30, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 as filed with the SEC on May 12, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as filed with the SEC on August 11, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as filed with the SEC on November 14, 2006;

•	our Current Reports on Form 8-K as filed with the SEC on January 12, 2006, March 2, 2006, May 9, 2006, May 10, 2006, May 24, 2006, August 8, 2006, September 27, 2006, October 18, 2006, November 2, 2006, and November 28, 2006;

•	our definitive Proxy Statement dated April 10, 2006, filed in connection with our 2006 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 14, 1998, including any amendment or report filed for the purpose of updating such description.
          You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: Investor Relations, Questcor Pharmaceuticals, Inc., 3260 Whipple Road, Union City, California 94587; (510) 400-0700.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any jurisdiction in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2006
PROSPECTUS
QUESTCOR PHARMACEUTICALS, INC.
$25,000,000
Common Stock
Debt Securities
Warrants

     We may, from time to time in one or more offerings, sell up to $25,000,000 in the aggregate of:
•	shares of our common stock;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	warrants to purchase shares of our common stock;

•	warrants to purchase our debt securities; or

•	any combination of the foregoing.
     We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell securities unless it includes a prospectus supplement.
     Our principal executive offices are located at 3260 Whipple Road, Union City, California 94587, and our telephone number is (510) 400-0700.
     Our common stock is quoted on the American Stock Exchange under the symbol “QSC.” On June 8, 2006, the closing sale price as quoted on the American Stock Exchange was $1.69 per share.
     Investing in the securities we may offer involves various risks. See the sections entitled “Risk Factors” and “Note Regarding Forward-Looking Statements” on page 2. Additional risks associated with an investment in our company as well as with the particular types of securities will be described in the related prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_______, 2006.

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may offer from time to time up to $25,000,000 of the following securities:
•	shares of our common stock;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	warrants to purchase shares of our common stock;

•	warrants to purchase our debt securities; or

•	any combination of the foregoing.
     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”
     This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.
     We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”
ABOUT QUESTCOR PHARMACEUTICALS, INC.
     We are a specialty pharmaceutical company that focuses on novel therapeutics for the treatment of diseases and disorders of the central nervous system, or CNS. Our current commercial CNS products are H.P. Acthar Gel®, which we refer to as Acthar, an injectable drug that is approved for the treatment of certain CNS disorders with an inflammatory component, including the treatment of flares associated with multiple sclerosis, or MS, and is also used in treating patients with infantile spasm, an epileptic syndrome, and Doral® (quazepam), a non-narcotic, selective benzodiazepine receptor agonist that is indicated for the treatment of insomnia, characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings.
     We announced our CNS strategy in April 2005. As part of this strategy, we intend to pursue the licensing and acquisition of additional CNS commercial products, the development of new products that have the potential to address unmet medical needs in the CNS field, using both our own intellectual property and intellectual property acquired or licensed from other companies, and selected opportunities to co-promote CNS commercial products of other pharmaceutical companies.
     Our principal executive offices are located at 3260 Whipple Road, Union City, California 94587, and our telephone number is (510) 400-0700. We maintain a website at www.questcor.com. The reference to our website address does not constitute incorporation by reference into this prospectus of the information contained at that site. We are organized as a California corporation.
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.
     You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.
     We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including without limitation under the captions “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” in our most recent Quarterly Report on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS
     We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus to fund product development and licensing, acquisitions of businesses, technologies or products that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions. We may also use the proceeds for working capital, capital expenditures and other general corporate purposes. Pending application of the net proceeds, we intend to invest the net proceeds of the offering in investment-grade, interest-bearing securities.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Quarter Ended	Fiscal Years Ended December 31,
	March 31, 2006	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	—	8.3	—	—	—	—
     For the purposes of computing the ratio of earnings to fixed charges, earnings consist of net income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense, non-cash amortization of deemed debt discount on convertible debentures, and that portion of rental expense that we estimate to be representative of interest. Earnings, as defined, were not sufficient to cover fixed charges by $3,037,000 for the quarter ended March 31, 2006, $832,000 for fiscal year 2004, $3,791,000 for fiscal year 2003, $2,785,000 for fiscal year 2002 and $8,697,000 for fiscal year 2001.
GENERAL DESCRIPTION OF SECURITIES
     We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, in one or more offerings, up to $25,000,000 in the aggregate of:
•	shares of our common stock, no par value;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	warrants to purchase common stock or debt securities; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.
     We may issue the debt securities as exchangeable for and/or convertible into shares of our common stock. The common stock, the debt securities, and the warrants are collectively referred to herein as the securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The securities involve various risks that we will describe in the section entitled “Risk Factors” that will be included in each prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
General
     We have 112,500,000 shares of capital stock authorized under our Articles of Incorporation, consisting of 105,000,000 shares of common stock, no par value, and 7,500,000 shares of preferred stock, no par value. The authorized shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not so required, our board of directors may determine not to seek shareholder approval.
Common Stock
     As of May 31, 2006, we have approximately 56,702,163 shares of common stock outstanding. Holders of common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders, except in the election of directors shareholders are entitled to cumulate their votes if timely notice is given pursuant to California law. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. Holders of common stock are entitled to receive ratably any dividends as may be declared by the board of directors out of funds legally available for distribution, after provision has been made for any preferential dividend rights of outstanding preferred stock, if any. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the net assets available after the payment of all of our debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock, if any. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
     Our common stock is listed on the American Stock Exchange under the symbol “QSC.” Computershare Trust Company, Inc. is the transfer agent and registrar for our common stock. Its address is 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.
Outstanding Preferred Stock
     As of May 31, 2006, we have designated 2,155,715 shares of our preferred stock as Series A Preferred Stock, all of which shares are issued and outstanding. Each share of convertible preferred stock has a liquidation preference of $4.639 per share (equaling $10 million in the aggregate) and is initially convertible into 1 share of our common stock, representing a conversion price of $4.639 per share, subject to customary adjustments. Only after holders of the convertible preferred stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets, if any are remaining, to our common shareholders.
     Registered holders of Series A Preferred Stock are entitled to receive dividends concurrently with dividends on Questcor’s common stock, if any, on an as-converted basis, when and as declared by Questcor’s Board of Directors out of funds legal available therefor. Such dividends shall be payable only when, as and if declared by Questcor’s Board of Directors and shall be non-cumulative.
     We may elect to automatically convert some or all of the Series A preferred stock into shares of our common stock if the closing price of our common stock has exceeded $12.00 per share for at least 15 consecutive trading days.
     The holders of the preferred stock are entitled to one vote per share on all questions upon which the holders of stock are entitled to vote and shall vote together on all matters presented to shareholders, except those matters for which a vote by class or series is required by state law.

Preferred Share Purchase Rights
     On February 11, 2003, we entered into a rights agreement with Computershare Trust Company, Inc., as rights agent. The rights agreement provides for one preferred share purchase right for each outstanding share of our common stock (subject to adjustment for stock splits, stock dividends and recapitalizations with respect to our common stock). The rights trade automatically with shares of common stock and become exercisable only under the circumstances described below. The rights are designed to protect the interests of Questcor and our shareholders against coercive takeover tactics. The purpose of the rights is to encourage potential acquirers to negotiate with our board prior to attempting a takeover and to provide the board with leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The rights may have anti-takeover effects. The rights should not, however, interfere with a merger or other business combination approved by our board.
     Until a right is exercised, the right does not entitle the holder to additional rights as a shareholder, including, without limitation, the right to vote or to receive dividends. Upon becoming exercisable, each right entitles its holder to purchase from Questcor one one-hundredth of a share of Series C Junior Participating Preferred Stock at an exercise or purchase price of $10.00 per one-hundredth of a preferred share, subject to adjustment. Each share of Series C Junior Participating Preferred Stock entitles the holder to receive quarterly dividends payable in cash of an amount per share equal to the greater of (a) $1.00, or (b) 100 times the aggregate per share amount of all cash dividends paid on the shares of common stock
     The dividends on the Series C Junior Participating Preferred Stock are cumulative. Holders of Series C Junior Participating Preferred Stock have voting rights entitling them to 100 votes per share on all matters submitted to a vote of our shareholders.
     In general, the rights will not be exercisable until the distribution date, which is the earlier of (a) the date of the first Section 11.1.2 Event (as defined below) or the date of the first Section 13 Event (as defined below) and (b) the close of business on the tenth business day (or such later date as our board shall determine) after the commencement of a tender or exchange offer for 15% or more of our outstanding common stock. A person or group acquiring at least 15% of our common stock is referred to as an “acquiring person” below.
     In the event that a person or group acquires beneficial ownership of 15% or more of our outstanding common stock as described in Section 11(a)(ii) of the rights agreement (a “Section 11.1.2 Event”) and the expiration date has not occurred prior to the tenth business day after a Section 11.1.2 Event, each holder of a right will have the right to exercise and receive common stock having a value equal to two times the exercise price of the right. The exercise price is the purchase price times the number of shares of common stock associated with each right. Any rights that are at any time beneficially owned by an acquiring person will be null and void and any holder of such right will be unable to exercise or transfer the right.
     Sigma-Tau Finanziaria SpA and its affiliates shall not be deemed an acquiring person unless they purchase more than an additional 800,000 shares of Questcor’s common stock, other than purchases to maintain their percentage ownership in Questcor following issuances by us of our common stock (excluding issuances relating to stock option plans, other equity incentive arrangements or pursuant to the conversion of the convertible securities outstanding as of August 8, 2005).
     In the event that at any time prior to the earlier of the redemption date or the expiration date as defined in the rights agreement, a Section 13 Event as described in Section 13 of the rights agreement occurs, each right becomes exercisable and each right will entitle its holder to receive common stock of the principal party having a value equal to two times the exercise price of the right. A Section 13 Event is where we either (a) engage in a merger or other business combination in which we are not the surviving corporation, (b) engage in a merger or other business combination in which we are the surviving corporation but all or a part of our common stock is changed or exchanged, or (c) sell or transfer 50% or more of our assets, cash flow or earning power.
     The rights will expire at the close of business on February 10, 2013, unless redeemed before that time. At any time prior to the earlier of (a) a Section 11.1.2 Event, (b) the date of the first Section 13 Event, and (c) February 10, 2013, our board may redeem the rights in whole, but not in part, at a price of $0.01 per right. Prior to the date of the first Section 11.1.2 Event or the date of the first Section 13 Event, we may amend the rights agreement in any respect without the approval of the rights holders. However, after the date of the first Section 11.1.2 Event or the date of the first Section 13 Event, the rights agreement may not be amended in any way that would adversely affect the holders of rights (other than any acquiring person or a principal party). The Series C Junior Participating Preferred Stock ranks junior to all other existing and future series of our preferred stock as to the payment of dividends and the distribution of assets unless the terms of the series specify otherwise. Holders should refer to the applicable provisions of the rights agreement, which we filed with the SEC as Exhibit 4 to our Current Report on Form 8-K filed February 14, 2003.
Undesignated Preferred Stock
     In addition to our Series A Preferred Stock, our Certificate of Incorporation permits us to issue up to 5,344,285 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareholders. We are required to reserve 1,000,000 of these shares pursuant to the rights agreement discussed above. The designation, powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:
•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

•	the dates on which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Questcor;

•	whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of Questcor or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock.
     If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock. Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.
DESCRIPTION OF DEBT SECURITIES
     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
     We may offer under this prospectus up to $25,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $25,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.
     The debt securities offered hereby will be issued under an indenture between us and a trustee. We have filed a copy of the form indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete.
General
     The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in a Board of Directors’ resolution, an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
     We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:
•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
     We may issue debt securities that are exchangeable and/or convertible into shares of our common stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Payment of Interest and Exchange
     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
     Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
     You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.
     Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
     The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
     So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.
     We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
     We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
     We have obtained the foregoing information in this section concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change in Control
     Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Covenants
     Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.
Consolidation, Merger and Sale of Assets
     Unless we provide otherwise in the applicable prospectus supplement, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:
•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default
     Unless we provide otherwise in the applicable prospectus supplement, “event of default” means with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.
     Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.
     Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
     Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:
•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults or to amend the limitations described in this bullet point; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.
     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; PROVIDED, HOWEVER, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.
     This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
     Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:
•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
     Covenant Defeasance and Events of Default. In the event we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.
     “Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.
DESCRIPTION OF WARRANTS
     We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
Debt Warrants
     The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:
•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material federal income tax consequences of holding or exercising the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.
     Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon exercise.
Equity Warrants
     The applicable prospectus supplement will describe the following terms of equity warrants offered:
•	the title of the equity warrants;

•	the securities (i.e., common stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the equity warrant shall commence and the date on which the right will expire;

•	if applicable, the number of equity warrants issued with each share of common stock;

•	if applicable, the date on and after which the equity warrants and the related common stock will be separately transferable;

•	a discussion of any material federal income tax consequences of holding or exercising the equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.
     Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.
     The exercise price payable and the number of shares of common stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. We may, at our option, reduce the exercise price at any time.

     No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock into which the equity warrant was exercisable immediately prior to such transaction.
Exercise of Warrants
     Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
     The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
PLAN OF DISTRIBUTION
     We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     We may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
     If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to specific limited conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
     If we use a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
     We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
     We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
     In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
     All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
     Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Underwriters may also cover an over-allotment or short position by exercising their over-allotment option, if any. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.
LEGAL MATTERS
     Stradling Yocca Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California, will provide us with an opinion as to the legality of the securities we are offering.
EXPERTS
     The consolidated financial statements and financial statement schedule for the year ended December 31, 2005 of Questcor Pharmaceuticals, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of Odenberg, Ullakko, Muranishi & Co. LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2004 and for each of the two years in the period ended December 31, 2004 that are included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of these documents and obtain information on the operation of the public reference room by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, as amended, including exhibits, at the SEC’s public reference facilities or website. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, File No. 001-14758) are incorporated by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	our Current Report on Form 8-K, filed with the SEC on January 12, 2006;

•	our Current Report on Form 8-K, filed with the SEC on March 2, 2006;

•	our Current Report on Form 8-K, filed with the SEC on May 10, 2006;

•	our Current Report on Form 8-K, filed with the SEC on May 24, 2006;

•	our definitive Proxy Statement dated April 10, 2006, filed in connection with our 2006 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 14, 1998, including any amendment or report hereafter filed for the purpose of updating such description.
     We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed. We are not, however, incorporating by reference any documents or portion thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
     You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits to such documents, free of charge upon written or oral request to Investor Relations, 3260 Whipple Road, Union City, California 94587, telephone: (510) 400-0700.

Questcor Pharmaceuticals, Inc.
11,400,000 Shares
Common Stock
PROSPECTUS SUPPLEMENT
December 7, 2006

BMO Capital Markets